                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into
                                                   ---------
this 15th day of April, 1999, by and among ITC/\DELTACOM, INC., a Delaware corporation ("Acquiror"), INTERSTATE FIBERNET, INC., a Delaware corporation and
              --------
a wholly-owned subsidiary of Acquiror ("Merger Sub") and AVDATA SYSTEMS, INC., a
                                        ----------
Delaware corporation (the "Company").
                           -------

          WHEREAS, the Boards of Directors of each of Acquiror, Merger Sub and the Company have determined that it is in the best interests of their respective companies and stockholders that the Company merge with and into Merger Sub, pursuant to and subject to the terms and conditions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL").
                                                       ----

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1.  The Merger.

          Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in

Section 1.2), the Company shall be merged with and into Merger Sub (the
-----------
"Merger").  As a result of the Merger, the separate corporate existence of the
 ------
Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") as a
                                                    ---------------------
wholly-owned subsidiary of Acquiror. The name of Merger Sub shall continue as the name of the Surviving Corporation.

     SECTION 1.2.  Effective Time.

          At the Closing (as defined in Section 1.6), the parties hereto shall
                                        -----------
cause the Merger to be consummated by filing a certificate of merger (the

"Certificate of Merger") with the Secretary of State of the State of Delaware in
----------------------
such form as required by, and executed in accordance with the relevant provisions of, the DGCL and in such form as approved by the Company and Acquiror prior to such filing (the date and time of the filing of the Certificate of Merger or such subsequent date or time specified therein being the "Effective
                                                                    ---------
Time").
----

     SECTION 1.3.  Effect of the Merger.

          At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property (including, without limitation, Intellectual Property), rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4.  Certificate of Incorporation; Bylaws.

          At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and as amended by the Certificate of Merger, shall be the certificate of incorporation of the Surviving Corporation, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

     SECTION 1.5.  Directors and Officers.

          The directors of Merger Sub (or such other or additional individuals as Acquiror may designate prior to Closing) shall continue as the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation; and the officers of Merger Sub (or such other or additional individuals as Merger Sub may designate prior to Closing) shall continue as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. Following the Effective Time, Acquiror shall, as soon as practicable, take all steps necessary to appoint James H. Black, Jr. as a Senior Vice President and member of the Board of Directors of Acquiror.

     SECTION 1.6.  Closing.

          Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after
                 -------
satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of
             ------------              ------------
Sutherland, Asbill & Brennan, LLP, 999 Peachtree Street N.E., Atlanta, GA 30309 unless another date or place is agreed to by the parties hereto.

     SECTION 1.7.  Subsequent Actions.

          If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or Assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or Assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.8.  Tax Treatment of the Merger.

          It is intended by the parties hereto that the Merger shall constitute a reorganization of Merger Sub and the Company within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties
                                                       ----
hereby adopt this Agreement as a "plan of reorganization" of Merger Sub and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.1.  Conversion of Securities.

          At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:

          (a) Common Stock.  Each share of common stock, par value $.01 per
              ------------
share, of the Company ("Company Common Stock") (excluding any shares described
                        --------------------
in Section 2.1(c)) issued and outstanding immediately prior to the Effective
   ---------------
Time (other than Dissenting Shares) shall cease to be outstanding and shall be converted into and exchanged for the right to receive (i) the number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Acquiror ("Acquiror Shares") equal to the Exchange Ratio defined below and (ii)
           ---------------
the right to
receive the number of Earnout Shares as identified in Section 2.8, subject to
                                                      -----------
the terms and conditions of this Agreement. All such shares of Company Common Stock shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Acquiror Shares and Earnout Shares, as described in this Agreement, attributable thereto. The holders of certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by Law. Each such certificate ("Company Common
                                                             --------------
Stock Certificate") previously evidencing such shares of Company Common Stock
-----------------
shall be exchanged for the number of Acquiror Shares equal to the number of shares of Company Common Stock previously evidenced by the canceled Company Common Stock Certificate upon the surrender of such Company Common Stock Certificate in accordance with the provisions of Section 2.4, multiplied by
                                                 -----------
the Exchange Ratio. The Acquiror Shares to be issued to the Company Stockholders by Acquiror pursuant to this Section 2.1, including the Earnout
                                          -----------
Shares, shall be referred herein as the "Merger Stock."  The Exchange Ratio
                                         ------------
shall be the quotient obtained by dividing the Per Share Price by the Determination Price.

          "Determination Price" shall mean the average of the Average Daily
           -------------------
Price of Acquiror Shares on the Nasdaq National Market System (the "Nasdaq")
                                                                    ------
(or, if such security is not listed on the Nasdaq, such other principal exchange or over-the-counter market on which such security is listed) for the five (5) consecutive trading days (each a "Trading Day") on which trading of Acquiror
                                  -----------
Shares occurs ending on the Trading Day immediately preceding the Closing Date;

provided, however, that in the event that such Determination Price would exceed
--------  -------
$31.39 or be less than $25.00, $31.39 or $25.00, as the case may be, shall be the Determination Price.

          "Average Daily Price" with respect to any Trading Day shall be the
           -------------------
average of the high price and low price reported on Nasdaq for any such Trading Day.

          "Initial Consideration" shall mean Twenty Eight Million Six Hundred
           ---------------------
Thousand Dollars ($28,600,000).

          "Per Share Price" shall mean the quotient obtained by dividing the
           ---------------
Initial Consideration by the Total Converted Company Stock.

          "Total Converted Company Stock" shall mean the sum of (i) the number
           -----------------------------
of shares of Company Common Stock (other than treasury stock) issued and outstanding immediately prior to the Effective Time and (ii) the number of shares of Company Common Stock issuable at any time pursuant to the Company

Stock Options exchanged pursuant to Section 2.7 which are vested immediately
                                    -----------
prior to the Effective Time.

          (b) Treasury Stock.  All shares of capital stock of the Company held
              --------------
in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no Acquiror Shares or other consideration shall be delivered or deliverable in exchange therefor.

          (c) No Fractional Shares.  No fraction of an Acquiror Share shall be
              --------------------
issued in connection with the Merger. In lieu of any such fractional share, the holder of the Company Common Stock that would be entitled to a fractional share shall have the right to receive an amount in cash, without interest, equal to the product of such fraction multiplied by the Per Share Price.

     SECTION 2.2.  Conversion of Merger Sub Shares.

          At the Effective Time, each share of outstanding capital stock of Merger Sub shall remain issued and outstanding after the Effective Time as a share of capital stock of the Surviving Corporation.

     SECTION 2.3.  Escrow Stock; Stockholders' Representative.

          (a) When making the issuances of Acquiror Shares pursuant to Section
                                                                       -------
2.1(a) above, Acquiror shall withhold and retain in escrow from the Company
------
Stockholders (as defined in Section 11.2) an aggregate number of Acquiror Shares
                            ------------
issuable pursuant to Section 2.1(a) equal to (i) the product of the
                     --------------
Stockholders' Percentage and $5,000,000 divided by (ii) the Determination Price (as adjusted pursuant to Section 2.1(c)) (the "Escrow Stock"). The Escrow Stock
                         --------------        ------------
will be placed in escrow as security for the performance of the indemnity obligations of the Company Stockholders under Section 10.2 of this Agreement,
                                              ------------
all pursuant to the terms and conditions of an escrow agreement among Acquiror, the Surviving Corporation, the Stockholders' Representative and First Union National Bank (the "Escrow Agent"), in form, scope and substance reasonably
                    ------------
acceptable to the parties hereto (the "Escrow Agreement").  The Escrow Stock
                                       ----------------
shall be registered in the name of the Escrow Agent as nominee for the Company Stockholders. The Merger Stock otherwise distributable as of the Effective Time to each Company Stockholder in connection with the Merger as provided in Section
                                                                         -------
2.1(a) shall be proportionally reduced to reflect the amount of Merger Stock
------
required to be deposited in escrow pursuant to this Section 2.3(a) and the
                                                    --------------
Escrow Agreement, and such Escrow Stock shall be released to the Company Stockholders or Acquiror, as the case may be, only in accordance with the terms of this Agreement and the Escrow Agreement. The fees of the Escrow Agent shall be paid by Acquiror.

          (b) Kenneth F. Leddick shall, by virtue of the Merger, be appointed attorney-in-fact and authorized and empowered to act, for and on behalf of any or all of the Company Stockholders (with full power of substitution in the premises), in connection with the indemnity provisions of Section 10.2 and the
                                                          ------------
Escrow Agreement as they relate to the Company and the Company Stockholders generally, and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby including, without limitation, (i) to review all claims for indemnification asserted by an Acquiror Indemnified Person, and, to the extent deemed appropriate, dispute, question the accuracy of, compromise, settle or otherwise resolve any and all such claims,
(ii) to compromise on their behalf with Acquiror any claims asserted thereunder,
(iii) to authorize payments to be made with respect to any such claims for indemnification, (iv) to execute and deliver on behalf of the Company Stockholders any document or agreement contemplated by or necessary or desirable in connection with this Agreement or the Escrow Agreement and (v) to take such further actions including coordinating and administering post-closing matters related to the rights and obligations of the Company Stockholders as are authorized in this Agreement and the Escrow Agreement (the above named representative, as well as any subsequent representative of the Company Stockholders appointed by the Company Stockholders being referred to herein as the "Stockholders' Representative"). The Stockholders' Representative shall not
     ----------------------------
be liable to any Company Stockholder, Acquiror, the Surviving Corporation or their respective affiliates or any other person with respect to any action taken or omitted to be taken by the Stockholders' Representative in his role as Stockholders' Representative under or in connection with this Agreement unless such action or omission results from or arises out of fraud, gross negligence or willful misconduct on the part of the Stockholders' Representative. Acquiror, Merger Sub and the Surviving Corporation shall be entitled to rely on such appointment and treat such Stockholders' Representative as the duly appointed attorney-in-fact of each Company Stockholder. Each Company Stockholder who votes in favor of the Merger pursuant to the terms hereof, by such vote, without any further action, and each Company Stockholder who receives Acquiror Shares in connection with the Merger, by acceptance thereof and without any further action, confirms such appointment and authority. Should the named Stockholder Representative fail or cease to serve hereunder as such, the holders of a majority of the then-previously issued Company Common Stock shall be entitled to elect a successor Stockholder Representative.

     SECTION 2.4.  Exchange of Company Common Stock Certificates.

          (a) Exchange Agent.  Prior to the Effective Time, Acquiror shall
              --------------
deposit, or shall cause to be deposited, with a bank or trust company designated by Acquiror (the "Exchange Agent"), for the benefit of the holders of Company
                  --------------
Common Stock for exchange through the Exchange Agent in accordance with this

Article II as of the Effective Time, (i) certificates representing the whole
----------

Acquiror Shares issuable to such holders pursuant to Section 2.1 and (ii) cash
                                                     -----------
in an amount sufficient to permit payment of the cash payable in lieu of fractional shares pursuant to Section 2.1(c) (such certificates for Acquiror
                              --------------
Shares and cash for fractional shares, together with any dividends or distributions with respect thereto being hereafter referred to as the "Exchange
                                                                       --------
Fund").  Acquiror shall irrevocably instruct the Exchange Agent, at the
----
Effective Time, to deliver the Acquiror Shares to be issued to the holders of Company Common Stock pursuant to Section 2.1 out of the Exchange Fund pursuant
                                 -----------
to the procedures set forth in Section 2.4(b) beginning immediately after the
                               --------------
Effective Time.

          (b) Exchange Procedures.  At the earliest practicable date prior to
              -------------------
the Effective Time, Acquiror shall mail or shall cause to be delivered to each holder of record of a Company Common Stock Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Common Stock Certificates shall pass, only upon proper delivery of the Company Common Stock Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Company Common Stock Certificates in exchange for cash or certificates representing Acquiror Shares. Upon surrender of a Company Common Stock Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Company Common Stock Certificate shall be entitled to receive in exchange therefor, and Acquiror shall thereupon cause the Exchange Agent to deliver to the holder of such Company Common Stock Certificate, (i) a certificate representing that number of whole Acquiror Shares which such holder has the right to receive in accordance with Section 2.1 and (ii) cash in lieu of fractional Acquiror Shares
                -----------
to which such holder is entitled pursuant to Section 2.1(c).  The Company Common
                                             --------------
Stock Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the proper number of Acquiror Shares may be issued to a transferee if the Company Common Stock Certificates representing such shares of Company Common Stock, properly endorsed or otherwise in proper form for transfer, are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Company Common Stock Certificate shall be
                     -----------
deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Stock issuable in exchange therefor, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(c). No interest will be paid or will accrue on
                     --------------
any cash payable pursuant to Section 2.1(c).
                             --------------

          (c) Distributions with Respect to Unexchanged Shares of Acquiror
              ------------------------------------------------------------
Shares.  No dividends or other distributions declared or made after the
------

Effective Time with respect to Acquiror Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Common Stock Certificate with respect to the whole Acquiror Shares represented thereby until the holder of such Company Common Stock Certificate shall surrender such Company Common Stock Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Company Common Stock Certificate, there shall be paid to the record holder of the certificates representing whole Acquiror Shares issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Shares to which such holder is entitled pursuant to
Section 2.1(c), and the amount of dividends or other distributions with a record
--------------
date after the Effective Time theretofore paid with respect to such whole Acquiror Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Acquiror Shares.

          (d) No Further Rights in Company Common Stock.  All Acquiror Shares
              -----------------------------------------
issued and cash paid pursuant to Section 2.1(c) shall be deemed to have been
                                 --------------
issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (e) Termination of Exchange Fund.  Any portion of the Exchange Fund
              ----------------------------
which remains undistributed to the holders of Company Common Stock for twelve
(12) months after the Effective Time shall be delivered to Acquiror, upon demand. Any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for Acquiror Shares
          ----------
to which they are entitled pursuant to Section 2.1, any dividends or other
                                       -----------
distributions with respect to Acquiror Shares to which they are entitled pursuant to Section 2.4(c) and any cash in lieu of fractional Acquiror Shares to
            --------------
which they are entitled pursuant to Section 2.1(c).
                                    --------------

          (f) No Liability.  None of Acquiror, Merger Sub, the Company, the
              ------------
Surviving Corporation or the Exchange Agent shall be liable to any person for any Acquiror Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

          (g) Lost, Stolen or Destroyed Company Common Stock Certificates.  In
              -----------------------------------------------------------
the event any Company Common Stock Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Common Stock Certificate, upon the making of an affidavit of that fact by the holder thereof, such Acquiror Shares as may be required pursuant to this Article II; provided, however, that Acquiror may, in its
                 ----------  --------  -------
reasonable discretion if Acquiror determines that the owner of such lost, stolen or destroyed Company Common Stock Certificate is not sufficiently creditworthy and as a condition precedent to the issuance thereof, require such owner to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation, or the Exchange Agent with respect to the Company Common Stock Certificate alleged to have been lost, stolen or destroyed.

          (h) Conversion of Options.  Acquiror shall take such actions, as are
              ---------------------
reasonably necessary to revise and adjust each Company Stock Option (as defined in Section 2.7) as soon as practicable after the Effective Time with an
   -----------
appropriate option agreement or amendment to existing option agreement.
Acquiror shall take all corporate action reasonably necessary subject to Section
                                                                         -------
2.7(d), to reserve, if necessary, for issuance a sufficient number of Acquiror
------
Shares for delivery upon the exercise of New Options.

     SECTION 2.5.  Appraisal Rights.

          (a) Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by Company Stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing payment for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted
                                    -----------------
into or represent the right to receive Acquiror Shares pursuant to Section
                                                                   -------
2.1(a).  Such Company Stockholders shall be entitled to receive payment of the
------
fair value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262 of the DGCL, except that all Dissenting Shares held by Company Stockholders who shall have failed to demand payment or deposit their Company Common Stock Certificates where required or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, Acquiror Shares as contemplated by this Agreement (subject to Section 2.1(c) and Section 2.3), upon
                                           --------------     -----------
surrender of the Company Common Stock Certificate or Company Common Stock Certificates.

          (b) The Company shall give Acquiror (i) prompt notice of any written demands for payment of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Acquiror, which consent shall not be unreasonably withheld, voluntarily provide any consideration with respect to any demands for fair value of Company Common Stock or offer to settle or settle any such demands.

     SECTION 2.6.  Stock Transfer Books.

          At the Effective Time, the stock transfer books of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of the Company.

     SECTION 2.7.  Company Stock Options.

          (a) As of the Effective Time, each outstanding unexpired and unexercised option to purchase shares of Company Common Stock described in
Schedule 3.4 hereto held by a person who shall become an employee of Acquiror or
------------
any of its subsidiaries as of the Effective Time (each a "Company Stock Option"), shall automatically be converted into an option (each a "New Option") to purchase a number of whole Acquiror Shares equal to the number of shares of Company Common Stock that could have been purchased (assuming full vesting) under such Company Stock Option multiplied by the Option Exchange Ratio defined below. The exercise price of each New Option shall equal the per-share option exercise prices specified in such Company Stock Option multiplied by the Exercise Price Multiple. Nothing in this Section 2.7 shall affect the vesting
                                          -----------
schedule in effect for each Company Stock Option as of the date hereof, and each New Option shall have the same vesting schedule as in effect for the corresponding Company Stock Option as of the date hereof (provided no vesting that is based on any criteria other than time of employment with the Company and the successor corporation (except with respect to certain options held by Richard J. Santillo) shall be used and, provided further, that the Company shall not have accelerated the vesting of the Company Stock Options prior to the Effective Time). As of the Effective Time, the Company shall effect the termination of each other outstanding unexpired and unexercised option to purchase shares of Company Common Stock.

          The "Option Exchange Ratio" shall be the quotient obtained by dividing
               ---------------------
the Option Per Share Price by the Determination Price.

          "Initial Option Consideration" shall mean Twenty-Three Million Six
           ----------------------------
Hundred Thousand Dollars ($23,600,000).

          "Option Per Share Price" shall mean the quotient obtained by dividing
           ----------------------
the Initial Option Consideration by the Fully Diluted Company Stock.

          "Exercise Price Multiple" shall equal (a) the Determination Price
           -----------------------
divided by (b) the quotient of (i) Thirty Three Million Six Hundred Thousand Dollars ($33,600,000) divided by (ii) the Fully Diluted Company Stock.

          "Fully Diluted Company Stock" shall mean the Total Converted Company
           ---------------------------
Stock plus the number of shares of Company Common Stock issuable at any time pursuant to the Company Stock Options exchanged pursuant to this Section 2.7
                                                                 -----------
which are not immediately vested prior to the Effective Time.

          (b) Upon determination of the Earnout Shares pursuant to Section 2.8
                                                                   -----------
below, the holder of each Company Stock Option immediately prior to the Effective Time shall be entitled to receive an additional New Option equal to the number of shares of Company Common Stock that could have been purchased (assuming full vesting at the Effective Time) by such holder under such Company Stock Option multiplied by the Option Exchange Ratio; provided however, for
                                                      -------- -------
purposes of calculating the Option Exchange Ratio under this Section 2.7(b)
                                                             --------------
only, the Initial Option Consideration shall equal the Earnout Amount.

          (c) Upon the release of the Escrow Stock to the Company Stockholders, the holder of each Company Stock Option immediately prior to the Effective Time shall be entitled to receive an additional New Option equal to the number of shares of Company Common Stock that could have been purchased (assuming full vesting at the Effective Time) under such Company Stock Option multiplied by the Option Exchange Ratio; provided, however, for purposes of calculating the Option
                       --------  --------
Exchange Ratio under this Section 2.7(c) only, the Initial Option Consideration
                          --------------
shall equal the product of (i) the sum of the number of shares of Escrow Stock so released multiplied by (ii) the Determination Price.

          (d) Notwithstanding the foregoing, the granting of any New Options under this Section 2.7 shall be subject to increasing the employee stock option
           -----------
pool of Acquiror at the next annual meeting of its shareholders.

     SECTION 2.8.  Earnout Shares.

          (a) Subject to the terms of this Section 2.8, the Company Stockholders
                                           -----------
shall have a contingent right to received from Acquiror an aggregate number of Acquiror Shares (the "Earnout Shares") as determined in accordance with this
                      --------------
Section 2.8.  Each share of Company Common Stock shall be entitled to receive a
-----------
number of Earnout Shares equal to the quotient obtained by dividing the Earnout Per Share Price (as defined below) by the Determination Price. The contingent right to receive Earnout Shares is personal to each Company Stockholder and shall not be transferable.

          (b) Subject to the terms of this Section 2.8, delivery of the Earnout
                                           -----------
Shares due pursuant to this Section 2.8 shall be made at a closing (the "Earnout
                            -----------                                  -------
Closing") to be held on a date, agreed in writing between the Stockholder
-------
Representative and the Acquiror, on or prior to March 15, 2000. At the Earnout Closing, Acquiror shall deliver to each Company Stockholder the number of Earnout Shares to which such Company Stockholder is entitled.

          (c) The Earnout Amount shall be determined by the Acquiror's auditors promptly following the end of calendar year 1999. Thirty (30) days prior to the Earnout Closing, Acquiror shall deliver, or cause to be delivered to the Stockholder's Representative, the calculation of the Earnout Amount. The Stockholder's Representative shall have an opportunity to review such determination and object to the calculations made. If an agreement by the parties is not reached regarding such calculation, the parties shall select a mutually agreed-upon nationally recognized accounting firm to compute the Earnout Amount, whose calculation of the Earnout Amount shall be final and binding on the parties. In the event that the parties cannot agree upon a nationally recognized accounting firm within fifteen (15) days prior to the Earnout Closing, either party may apply to the Atlanta office of the American Arbitration Association to determine such nationally recognized accounting firm (which shall be a firm which is not regularly employed by Acquiror and was not
regularly employed by the Company).   The decision of the Atlanta office of the
American Arbitration Association shall be final and binding on the parties. The expenses for the independent accounting firm shall be shared equally by the Company Stockholders, on the one hand, and the Acquiror, on the other hand.

          (d) The "Earnout Amount" shall equal the sum of the Direct Recurring Revenue Earnout Amount, Non-Recurring Revenue Earnout Amount, and VSAT Customer Revenue Earnout Amount as follows:

               (i)  Direct Recurring Revenue.
                    ------------------------

                    (A) If the Direct Recurring Revenue equals or exceeds $322,373 but is less than $347,089, the Direct Recurring Revenue Earnout Amount shall be an amount equal to the product of (1) $2,850,000 and (2) a fraction, the numerator of which shall be the result of subtracting $322,373 from the Direct Recurring Revenue and the denominator of which shall be $24,716. There shall be no Direct Recurring Revenue Earnout Amount if the Direct Recurring Revenue does not equal or exceed $322,373.

                    (B) If the Direct Recurring Revenue equals or exceeds $347,089 but is less than $404,759, the Direct Recurring Revenue Earnout Amount shall be $2,850,000 plus an amount equal to the product of (1) $2,850,000 and
(2) a
fraction, the numerator of which shall be the result of subtracting $347,089 from the Direct Recurring Revenue and the denominator of which shall be $57,670.

                    (C) If the Direct Recurring Revenue equals or exceeds $404,759 but is less than $487,145, the Direct Recurring Revenue Earnout Amount shall be $5,700,000 plus an amount equal to the product of (1) $3,600,000 and
(2) a fraction, the numerator of which shall be the result of subtracting $404,759 from the Direct Recurring Revenue and the denominator of which shall be $82,386.

                    (D) If the Direct Recurring Revenue equals or exceeds $487,145, the Direct Recurring Revenue Earnout Amount shall be $9,300,000.

              (ii)  Non-Recurring Revenue.  If Non-Recurring Revenue equals or
                    ----------------------
exceeds $7,700,000, the Non-Recurring Revenue Earnout Amount shall be $350,000. There shall be no Non-Recurring Earnout Amount if the Non-Recurring Revenue is less than $7,700,000.

              (iii) VSAT Customer Revenue.  If the VSAT Customer Revenue for the
                    ----------------------
month of December 1999 equals or exceeds $684,705, the VSAT Customer Revenue Earnout Amount shall be $350,000. There shall be no VSAT Customer Revenue Earnout Amount if the VSAT Customer Revenue for the month of December 1999 is less than $684,705.

          (f) Definitions.  For purposes of this Article II:
                                                 ----------

              (i)   "Direct Recurring Revenue" shall mean the following: for the
                     ------------------------
month of December, 1999 revenues derived from (A) the Company's terrestrial recurring revenue base as of the Effective Time, (B) all new sales made by Company sales professionals of Acquiror's recurring revenue products, including without limitation, local, long-distance, frame-relay, point-to-point data circuits, Internet access and other new recurring revenue products which Acquiror makes available, if any, prior to the end of 1999 and (C) all new sales made by Company sales professionals of the Company's recurring revenue products, with the exception of VSAT products. In the event that the Direct Recurring Revenue does not equal or exceed $487,145, there shall be added to the Direct Recurring Revenue for purposes of calculating the Direct Recurring Revenue Earnout Amount an amount (not to exceed $32,954) equal to the amount by which the New Recurring Channel Sales for the month of December 1999 exceed the budgeted New Recurring Channel Sales of $125,985 for the month of December 1999. For purposes of calculating the Direct Recurring Revenue, if a customer using a VSAT product is converted to a recurring revenue terrestrial product during 1999, and as a result the total recurring revenue from such customer for December 1999 exceeds the VSAT product revenue for December 1999 reasonably expected from such customer, an amount equal to the excess shall be added to the Direct Recurring Revenue.

              (ii)  "Earnout Per Share Price" shall mean the quotient obtained
                     -----------------------
by dividing the Earnout Amount by the Total Converted Company Stock.

              (iii) "New Recurring Channel Sales" shall mean the amount of sales
                     ---------------------------
of new recurring revenue products by third party distribution channels (other than Acquiror) established from time to time.

              (iv)  "Non-Recurring Revenue" shall mean the following: for
                     ---------------------
calendar year 1999 all revenue derived from non-recurring revenue products sold by Company sales professionals.

              (v)   "VSAT Customer Revenue" shall mean the following: for the
                     ---------------------
month of December 1999 revenues derived from (A) the Company's VSAT recurring revenue base as of the Effective Time, and (B) all new sales made by Company sales professionals of the Company's VSAT recurring revenue products. For purposes of calculating the VSAT Customer Revenue, if a customer using a VSAT product is converted to a recurring revenue terrestrial product during 1999 and, as a result, reduces its use of the VSAT product which it previously used, an amount equal to the revenue shortfall with respect to such VSAT product reasonably attributable to such customer's conversion to the terrestrial product shall be added to the VSAT Customer Revenue.

              (vi)  "Company" shall mean the Company and any successor
                     -------
corporation.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Acquiror and Merger Sub as follows:

     SECTION 3.1.  Organization and Qualification.

          The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite power and authority to own, lease and operate its business as it is now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Except as set forth on Schedule 3.1, the
                                                          ------------
Company is duly qualified to conduct its business as a foreign corporation, and is in good standing, in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to cause a Company Material Adverse Effect.

     SECTION 3.2.  Subsidiaries.

          Except as set forth on Schedule 3.2, the Company has no Subsidiaries
                                 ------------
(as defined in Section 11.2) and no equity interest or other investment in, nor
               ------------
has the Company made advances or loans to, any person other than (a) travel advances to employees made in the ordinary course of business, and (b) loans or advances made to employees which do not exceed $3,000 individually, or together with all loans and advances made by the Company, exceed $50,000 in the aggregate.

     SECTION 3.3.  Certificate of Incorporation and Bylaws.

          The Company has heretofore delivered to Acquiror a complete and correct copy of each of the certificate of incorporation and bylaws of the Company, each as in effect on the date hereof, certified by the Company's corporate secretary. Such certificate of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     SECTION 3.4.  Capitalization.

          The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock, of which 30,772,170 shares are issued and outstanding, 10,000,000 shares of Preferred Stock, of which no shares are issued and outstanding and 30,000,000 shares of Serial Preferred Shares, of which no shares are issued and outstanding. All of the outstanding shares of capital stock of the Company are owned beneficially and of record by the Company Stockholders as set forth in Schedule 3.4. The Company has provided to Acquiror
                             ------------
a complete, accurate and correct schedule of all options, warrants or other rights, agreements (including, without limitation, voting trusts or voting agreements), arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company. Except as set forth on Schedule 3.4, there are no outstanding obligations of the
                       ------------
Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued in accordance with applicable Laws and are fully paid and nonassessable and not subject to preemptive rights. Except shares reserved for issuance upon the exercise of options, no shares of capital stock of the Company have been reserved for any purpose.

     SECTION 3.5.  Authority.

          The Company has the necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except as described in Section 8.1(a),
                                                              --------------
the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 3.6.  No Conflict; Required Filings and Consents.

          (a) Except as set for on Schedule 3.6(a), the execution and delivery
                                   ---------------
of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation, bylaws or other organizational document of the Company, (ii) conflict with or violate any Laws applicable to the Company or to its Assets, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound or to which any of its Assets is subject.

          (b) Except as set forth on Schedule 3.6(b), the Company's execution
                                     ---------------
and delivery of this Agreement does not, and the Company's performance of this Agreement will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any court, arbitral tribunal, administrative agency or commission, whether national or foreign, or Government Entity, except for (A) the filing and recordation of appropriate merger documents as required by the DGCL and (B) pursuant to applicable requirements, if any, of the HSR Act and the Communications Act; and (ii) result in or give rise to any penalty, forfeiture, termination of any agreement to which the Company is a party, rights of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Company, or the Surviving Corporation that would have a Company Material Adverse Effect.

          (c) Except as set forth on Schedule 3.6(c), the Company is in
                                     ---------------
possession of all Licenses necessary for the Company to own, lease and operate its Assets and to carry on its business as it is now being conducted (the "Company Licenses") other than those which the failure to possess would not
-----------------
reasonably be expected to have a Company Material Adverse Effect. All Company Licenses that are FCC or state utilities Licenses or municipal franchises, and all other Company Licenses are listed and described in Schedule 3.6(c). All
                                                       ---------------
Company Licenses are valid and in full force and effect through the respective dates indicated in such Company Licenses and no suspension, cancellation, complaint, proceeding, order or investigation of or with respect to any Company License (or operations thereunder) is pending or, to the Knowledge of the Company, threatened and, to the Company's Knowledge, no state of facts exists which would reasonably be expected to lead to any of the same. The Company has indicated on Schedule 3.6(c) those Company Licenses which expire within 12
             ---------------
months from the date of this Agreement. The Company is not in violation of or default under any Company License. Except as set forth on Schedule 3.6(c),
                                                           ---------------
since December 31, 1998, the Company has not received written or, to the Knowledge of the Company, oral notice from any Government Entity or any other person of any allegation of any such violation or default under a Company License.

          (d) Except as described in Schedule 3.6, all material returns,
                                     ------------
reports, statements and other documents required to be filed by the Company with any Government Entity (excluding, for purposes of this Section 3.6(d), all Tax
                                                       --------------
returns) have been filed in a timely manner and complied with and are true, correct and complete in all material respects (and the related fees identified in such returns, reports, statements or other documents required to be paid have been paid in full). All material records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company have been maintained in all material respects in accordance with good business practices and the rules of any Government Entity by which the Company is governed and are maintained at the Company.

          (e) The Company has no interest in any License (including both any Company License and any License held by third parties in which the Company has an interest) the loss of which would have a Company Material Adverse Effect and that is subject to restrictions on assignment or transfer based on the circumstances under which the License was granted (such as eligibility or auction rules), the status of construction and operation (such as rules restricting resale for a certain period after construction), or any other restrictions other than an ordinary course requirement for prior approval of transactions such as the Merger contemplated herein.

          (f) The Company is not aware of any fact or circumstance related to it that would reasonably be expected to cause the filing of any objection to any application for any Government Entity consent required hereunder, lead to any delay in processing such application, or require any waiver of any Government Entity rule, policy or other applicable Law.

     SECTION 3.7.  The Company Financial Statements; No Liabilities.

          (a) The Company has prepared and furnished to Acquiror (i) the audited balance sheet of Company for its fiscal year ended December 31, 1998, and the audited statements of income, stockholders' equity and changes in financial position for the fiscal year then ended, each accompanied by the related report of Arthur Andersen LLP, independent certified public accountants, and (ii) the unaudited balance sheet of Company as of February 28, 1999, and the unaudited statements of income, stockholders' equity and changes in financial position for the two (2) month period then ended (collectively, the "Financial Statements"). All of the financial statements, including, without limitation, the notes thereto, referred to in this Section or furnished to Buyer after the date hereof pursuant to this Agreement: (A) are in accordance with the books and records of the Company, (B) present fairly in all material respects the financial position of the Company as of the respective dates and the results of operations and changes in financial position for the respective periods indicated, and (C) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise noted in the notes thereto), subject, in the case of unaudited statements, to normal year-end adjustments.
Schedule 3.7(a) sets forth all changes in accounting methods (for financial
---------------
accounting purposes) made, agreed to, requested or required with respect to Company during the past seven years.

          (b) Except as reflected in the balance sheet of the Company (the "Company Balance Sheet") as at December 31, 1998 (the "Balance Sheet Date") and
----------------------                                 ------------------
as disclosed on Schedule 3.7(b), the Company has no liabilities, contingent or
                ---------------
absolute, matured or unmatured, except for liabilities (i) incurred in the ordinary course of business since the Balance Sheet Date, and (ii) which would not have a Company Material Adverse Effect.

     SECTION 3.8.  Accounts Receivable.

          The accounts receivable of the Company shown on the Company Balance Sheet, or acquired by the Company after the Balance Sheet Date, have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company, except to the extent of the allowance for doubtful accounts shown on the Company Balance Sheet and with respect to those accounts accruing after the Balance Sheet Date, in amounts not greater than 7.6% of the total accounts receivable accruing during the period following the Balance Sheet Date through the Effective Date.

     SECTION 3.9.  Absence of Certain Changes or Events.

          Since the Balance Sheet Date, to the Company's Knowledge, there has been no event or occurrence which has had or would have a Company Material Adverse Effect. Except as set forth on Schedule 3.9, since the Balance Sheet
                                        ------------
Date, the Company has conducted its business in the ordinary course, and the Company has not (a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (c) incurred loss of, or significant injury to, any of its Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (d) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (e) mortgaged, pledged or subjected to any Encumbrance any of its Assets; (f) sold, exchanged, transferred or otherwise disposed of any of its Assets or canceled any debts or claims except dispositions or transfers in the ordinary course of business; (g) written down the value of any of its Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (h) entered into any transactions other than in the ordinary course of business and consistent with past practices; (i) made any change in any method of accounting or accounting practice; or (j) made any agreement, or otherwise becomes legally obligated, to do any of the foregoing.

     SECTION 3.10.  Assets.

          The Company is the sole and exclusive legal and equitable owner of, and has good and marketable title to, its Assets free and clear of all Encumbrances, except as set forth in Schedule 3.10. No person or Government
                                     -------------
Entity has an option to purchase, a right of first refusal or other similar right with respect to all or any part of the Company's Assets. All of the personal property of the Company is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.

     SECTION 3.11.  Leases.

          Schedule 3.11 lists and describes all material leases and other
          -------------
agreements under which the Company is lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company is held, operated or managed by a third party. Each such lease and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company and, to the Knowledge of the Company, the other party or respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. With respect to each such lease and other agreement, (a) all necessary governmental approvals with respect thereto required to be obtained by the Company have been obtained, (b) all necessary filings or registrations therefor required to be made by the Company have been made, unless the failure to make such filing or registration would not be reasonably expected to have a Company Material Adverse Effect and (c) there have been no threatened cancellations thereof and no outstanding disputes thereunder. The Company has performed in all material respects all obligations thereunder required to be performed by the Company to date. To the Knowledge of the Company, (i) no other party is in default under any of the foregoing, and (ii) there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     SECTION 3.12.  Contracts.

          (a) Schedule 3.12 sets forth a complete and correct list of all
              -------------
material agreements, contracts and commitments (whether written or oral) to which the Company is a party or by which the Company or any of its Assets are bound (collectively, the "Contracts"), including, without limitation, the
                          ---------
following types of contracts and agreements: (i) employment, severance, termination, consulting and retirement agreements; (ii) license agreements or distributor, dealer, manufacturer's representative, sales agency and advertising agreements; (iii) agreements with any labor organization or other collective bargaining unit; (iv) agreements for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than One Thousand Dollars ($1,000) individually (or Five Thousand Dollars ($5,000) in the aggregate for all such agreements) over its remaining term (including, without limitation, periods covered by any option to renew by either party); (v) agreements for the purchase, sale or lease of any real estate or other Assets;
(vi) agreements for the sale of Assets other than in the ordinary course of business or the grant of any preferential rights to purchase Assets; (vii) agreements which contain provisions requiring the Company to indemnify any person; (viii) joint venture agreements or other agreements involving the sharing of profits; (ix) outstanding loans to any persons or entities or receivables due from any stockholders or any affiliates of the Company; (x) agreements (including, without limitation, agreements not to compete and exclusivity agreements) that reasonably could be interpreted to impose any restriction on any business operations of the Company; (xi) customer and client contracts; and (xii) any other agreement which by its terms does not terminate or is not terminable by the Company within thirty (30) days or upon thirty (30) days' (or less) notice. Schedule 3.12 includes a brief description of all oral
                         -------------
Contracts of the types described in clauses (i) through (xii) above.

          (b) Except as set forth on Schedule 3.12(b), all the Contracts are
                                     ----------------
valid and in full force and effect and constitute legal, valid and binding obligations of, and are legally enforceable against, the Company and, to the Knowledge of the Company, the other party or respective parties thereto. With respect to each such Contract, (i) all necessary governmental approvals with respect thereto required to be obtained by the Company have been obtained, (ii) all necessary filings or registrations therefor required to be made by the Company have been made, and (iii) there have been no cancellations thereof threatened in writing and, to the Knowledge of Company, no outstanding disputes thereunder. The Company has performed in all material respects the obligations thereunder required to be performed by the Company to date. The Company is not and, to the Knowledge of the Company, no other party is, in default under any of the Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. True and complete copies of all Contracts have been made available to Acquiror. The consummation of the transactions contemplated herein will not constitute a breach or default under, or give rise to the ability of any party to terminate any Contract.

     SECTION 3.13.  Debt Instruments.

          Schedule 3.13 lists all mortgages, indentures, notes, guarantees and
          -------------
other agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company is a party or which have been assumed by the Company or to which any Assets of the Company are subject that evidences an indebtedness in excess of $25,000. The Company is not in default under any of such mortgages, indentures, notes, guarantees and other agreements, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     SECTION 3.14.  Real Property.

          Schedule 3.14 contains a list and brief description of all leasehold
          -------------
interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, leased, used or held for use by the Company (collectively, the "Real Property"). The Company does not hold any fee
                            -------------
simple interest in any real estate.  The Real Property described in Schedule
                                                                    --------
3.14 constitutes all real property interests necessary to conduct the business
----
and operations of the Company as now conducted and is suitable and adequate for the uses for which it is currently devoted.

     SECTION 3.15  Intellectual Property.

          (a) Schedule 3.15 sets forth: (i) all registered and unregistered
              -------------
trademarks, service marks, trade names, maskworks, registered and, to the Company's Knowledge, all unregistered copyrights, including the jurisdictions in which each such Intellectual Property right has been registered or in which any application for such registration has been filed, and (ii) all current written, and to the best of the Company's Knowledge, oral licenses, sublicenses, franchises and other agreements under which the Company licenses the Company's Intellectual Property to third parties or pursuant to which the Company is authorized to use a third party's Intellectual Property. Schedule 3.15 sets
                                                          -------------
forth whether the Company is the sole owner or joint owner or licensee of each item of Intellectual Property identified therein, and any license fees, royalties or similar compensation which, are payable to or are due in the future from the Company.

          (b) The Company either owns or has adequate rights to use all of the Intellectual Property that is necessary for, and currently used for, its business as now conducted, and the Company's Intellectual Property is free and clear of Encumbrances. The Company has previously furnished to Acquiror evidence of either ownership by the Company of or license rights to use its Intellectual Property.

          (c) There are no pending or, to the Company's Knowledge, threatened claims against the Company alleging that the conduct of its business infringes any Intellectual Property rights of others. The Intellectual Property of the Company is not subject to any outstanding injunction, judgment, order, decree, ruling or charge in any such case binding upon the Company. To the Company's Knowledge, the Company has not engaged in unfair competition against any third party and the business of the Company as now conducted does not infringe any third party Intellectual Property rights.

          (d) To the Company's Knowledge, no third party is infringing upon any of the Company's Intellectual Property, and the Company has not notified any third party that it believes such third party is interfering with, infringing, or misappropriating any of the Company's Intellectual Property or engaging in any act of unfair competition. To the Company's Knowledge, the Company has the right to bring an action for the infringement of all of its Intellectual Property.

          (e)  [OMITTED]

          (f)  [OMITTED]

          (g) Except as set forth on Schedule 3.15, to the Company's Knowledge, any hardware, software or firmware licensed or purchased by the Company from third parties, and all Company Software, accurately processes date/time data, to the extent such date/time data processes contained in the hardware, software, firmware or Company software (x) are used by the Company and (y) the failure of which would reasonably be expected to cause a Company Material Adverse Effect on the services provided to the Company's customers (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with third party hardware, software, firmware and data ("Third Party Products") with which such Company
                              --------------------
Software was designed or intended to operate at the time such Company Software was (A) developed for internal use or (B) provided to the Company's customers or tested by the Company for such customers, whichever is later ("Year 2000
                                                               ---------
Ready").

          (h) (i) The Company has a compliance program in place to evaluate and address issues regarding whether its computer systems and software, including without limitation Third Party Products and the Company Software (collectively, the "Software") are Year 2000 Ready; (ii) the Company has taken, is taking, and
     --------
will take all measures it reasonably believes are necessary to make the Software, particularly the operating systems and software upon which the Company will rely to provide services to its customers, Year 2000 Ready, including remediation and the use of contingency plans, if necessary, should a year 2000 problem arise from any cause within the Company's control which may affect those services; and (iii) the Company has requested or is in the process of requesting from those third-party vendors and suppliers of the Company that directly support the services that the Company provides to customers reasonable assurances that their computer systems and related software are Year 2000 Ready, and that they are taking or have taken adequate measures to prevent problems caused by the year 2000 that may impact the services and products they provide to the Company. The Company has previously furnished Acquiror with copies of all year 2000 warranties that the Company has provided, and currently provides, to its customers.

          SECTION 3.16.  Environmental Matters.

          (a) The Company is in material compliance with all Environmental Laws (as defined below). The Company does not have any material liability under any Environmental Law, nor is the Company responsible for any liability of any other person under any Environmental Law. There are no pending or, to the Knowledge of the Company, threatened actions, suits, claims, legal proceedings or other proceedings based on, and the Company has not directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other person arising out of or attributable to:
(i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined below) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property; or
(iv) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's activities involving Hazardous Materials.

          (b) As used herein, these terms shall have the following meanings:

              (i)  "Environmental Laws" means all applicable federal, state and
                    ------------------
local Laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, Laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

              (ii) "Hazardous Materials" means wastes, substances, or materials
                    -------------------
(whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

     SECTION 3.17  Absence of Litigation.

          Except as set forth on Schedule 3.17, there are (i) no claims,
                                 -------------
actions, suits, investigations, or proceedings pending or, to the Company's Knowledge, threatened against the Company or any of its properties or Assets before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign which, if determined adversely to the Company, would have a Company Material Adverse Effect, and (ii) no judgments, decrees, injunctions or orders of any Government Entity or arbitrator outstanding against the Company or any of its properties or Assets.

     SECTION 3.18.  Books and Records.

          The books of account, stock records, minute books and other records of the Company are true and complete in all material respects, and the matters contained therein are appropriately and accurately reflected in the financial statements to the extent required to be reflected therein.

     SECTION 3.19.  Taxes and Assessments.

          (a) Except as set forth on Schedule 3.19(a), the Company has (or, in
                                     ----------------
the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective Time) duly filed all Tax returns required to be filed by Company on or before the Effective Time with respect to all applicable Taxes (as defined below). Except as set forth on
Schedule 3.19(a), no penalties or other charges are or will become due with
----------------
respect to any of the Company's Tax returns as the result of the late filing thereof. All of the Company Tax returns are (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will be) true and complete in all respects. The Company: (i) has paid all Taxes due or claimed to be due by any taxing authority in connection with any of the Company Tax returns (without regard to whether or not such Taxes are shown as due on such Company Tax returns); or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Effective Time will have paid or established) in its financial statements provided to Acquiror adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes on the financial statements of the Company furnished to Acquiror are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

          (b) Except as set forth on Schedule 3.19(b), the Company, either in
                                     ----------------
its own right or as a transferee, has no, and on the Effective Time will not have, any material liability for Taxes payable for or with respect to any periods prior to and including the Effective Time in excess of the amounts actually paid prior to the Effective Time or reserved for in financial statements furnished to Acquiror.

          (c) There is no action, suit, proceeding, audit, investigation or claim pending or, to the Knowledge of the Company, threatened in respect of any Taxes for which the Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the Knowledge of the Company, threatened. The Company has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company. Except as set forth on Schedule 3.19(c), there is no agreement, waiver or
                       ----------------
consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company, and no power of attorney granted by the Company with respect to any tax matters is currently in force.

          (d) The Company has furnished or will, within three days, hereafter furnish to Acquiror true and complete copies of all Company Tax returns for the period beginning January 1, 1993 through December 31, 1998 and, to the Knowledge of the Company, all written communications contained in the files of the Company, by or to the Company relating to any such Company Tax returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

          (e) Schedule 3.19(e) sets forth (i) all federal tax elections that
              ----------------
currently are in effect with respect to Company, and (ii) all elections for purposes of foreign, state or local Taxes and all consents or agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding upon Company or its assets or operations after the Effective Time. Schedule 3.19(e) sets forth all changes in
                                      ----------------
accounting methods for Tax purposes at any time made, agreed to, requested or required with respect to the Company.

          (f) Except as set forth in Schedule 3.19(f), the Company (i) is not
                                     ----------------
and never has been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) has not executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is not subject to
Section 999 of the Code; (iv) is not a passive foreign investment company as defined in Section 1296(a) of the Code; and (v) except as set forth on Schedule
                                                                       --------
3.19(f), is not a party to an agreement relating to the sharing, allocation or
-------
payment of, or indemnity for, Taxes.

     SECTION 3.20.  Customers.

          To the Knowledge of the Company, the relationships of the Company with its customers are generally good commercial working relationships. Except as set forth on Schedule 3.20, during the twelve (12) months prior to the date of
             -------------
this Agreement, no customer of the Company which accounted for in excess of $120,000 of the revenues of the Company during such twelve (12) months has canceled or otherwise terminated its relationship with the Company.

     SECTION 3.21.  Certain Business Practices.

          Neither the Company nor, to the Knowledge of the Company, any of its officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Government Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     SECTION 3.22.  Employment Matters.

          (a) The Company has provided to Acquiror a true and complete list of names, positions and annual rates of compensation (including bonuses and other special compensation arrangements) of all current directors, officers and employees of the Company. Schedule 3.22 identifies the Company's key employees
                           -------------
(i) whose skills are important to the operation of the Company's business in the ordinary course and (ii) are not readily replaceable within a reasonable time and without an unreasonable amount of cost to the Company (together the "Key
                                                                         ---
Employees").  With respect to any persons employed by the Company, the Company
---------
is in compliance in all material respects with all Laws respecting employment conditions and practices and has withheld all amounts required by any applicable Laws to be withheld from wages and has no liability, except as accrued for on the Company Balance Sheet, for any Taxes or penalties for failure to comply with any of the foregoing.

          (b) There are no collective bargaining agreements applicable to any Company employees and the Company does not have a duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company.

          (c) With respect to any persons employed by the Company, (i) the Company has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or disability in its employment conditions or practices; and (ii) there are no pending or, to the Knowledge of the Company, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or disability against the Company before any Government Entity nor, to the Knowledge of the Company, does any basis therefor exist.

     SECTION 3.23.  Employee Benefit Plans.

          (a) Schedule 3.23 sets forth a list of all of the pension, retirement,
              -------------
profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, sabbatical, vacation, bonus, loans, medical, dental, vision care, disability, life insurance or other employee programs, arrangements or agreements and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole
                   -----
or in part by, or contributed to by the Company or for which the Company could incur a liability for any entity required to be aggregated with the Company (each, a "Commonly Controlled Entity") pursuant to Section 414 of the Code for
          --------------------------
the benefit of present and former employees or directors of the Company or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity (collectively, the "Benefit Plans"). Any of the
                                                -------------
Benefit Plans which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan".
                                                               ----------

          (b) Each of the Benefit Plans intended to be "qualified" within the meaning of Section 401(a) or 501 of the Code has been issued an opinion letter by the Internal Revenue Service as to the acceptability of the Plan under the Internal Revenue Code and to the Company's Knowledge, no circumstances exist that could reasonably be expected by the Company to result in the revocation of such determination. Except as set forth on Schedule 3.23(b), each of the
                                            ----------------
Benefit Plans is in compliance with their terms and the applicable terms of ERISA and the Code and any other applicable Laws, rules and regulations the breach or violation of which could result in a material liability to the Company or any Commonly Controlled Entity.

          (c) The Company has not, at any time, maintained or contributed to any ERISA Plan which is a defined benefit pension plan. All contributions, premiums and other payments with respect to each ERISA Plan which have become due and payable have been paid or accrued.

          (d) No Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company
                                      ------------------
nor any Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit

Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by the Company or any Commonly Controlled Entity.

          (e) The Company has made available to Acquiror complete copies, as of the date hereof, of all of the Benefit Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument. The Company has made available to Acquiror complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Benefit Plans that are in the possession of the Company as of the date hereof.

          (f) No claim, lawsuit, arbitration or other action has been instituted or, to the Knowledge of the Company, threatened against any Benefit Plan.

          (g) Except as contemplated by the terms of this Agreement and as set forth on Schedule 3.23(g), the consummation of the transactions contemplated by
         ----------------
this Agreement will not give rise to any liability, including, without limitation, liability for severance pay or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director or stockholder of the Company (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

          (h) The Company does not maintain, contribute to, or in any way provide for any benefits of any kind (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

          (i) Neither the Company nor any Commonly Controlled Entity has (or could incur) any liability under Title IV of ERISA.

     SECTION 3.24.  Transactions with Related Parties.

          Except as set forth on Schedule 3.24, no present or former officer,
                                 -------------
director, stockholder or person known by the Company to be an affiliate of the Company, nor any person known by the Company to be an affiliate of any such person, is currently a party to any transaction or agreement with the Company, including any agreement providing for any loans, advances, the employment of, furnishing of services by, rental of its Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or affiliate.

     SECTION 3.25.  Insurance.

          Schedule 3.25 contains a list of all insurance policies of title,
          -------------
property, fire, casualty, liability, life, worker's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Company, true and correct copies of which have been made available to Acquiror. All premiums due with respect to such policies covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. To the Company's Knowledge, all such policies are (a) in full force and effect; (b) are sufficient for compliance by the Company with all requirements of applicable Law and of all licenses, franchises and other agreements to which the Company is a party; (c) are valid, outstanding and enforceable policies; and
(d) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide adequate insurance coverage for the respective Assets and the business and operations of the Company. There are no pending claims under any insurance policies and the Company is not aware of any facts which would lead the Company to believe that the Company will likely receive a claim under any insurance policies.

     SECTION 3.26.  Brokers.

          Except as set forth on Schedule 3.26, no broker, finder or investment
                                 -------------
banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any stockholder of the Company.

     SECTION 3.27.  Minute Books.

          The minute books of the Company made available to Acquiror contain a complete and accurate summary of all meetings of directors, committees and shareholders or actions by written consent since the time of incorporation of the Company through December 31, 1998, and reflect all transactions referred to in such minutes accurately in all material respects, except to the extent that the failure of the record of the committee meetings to be complete and accurate would not reasonably be expected to cause a Company Material Adverse Effect. Nothing which has taken place in any such meeting held since December 31, 1998 which would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.28.  Reorganization Treatment.

          The Company has not taken, has not agreed to take, is not obligated to take, and does not intend to take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.


     SECTION 3.29.  Board Recommendation.

          The Board of Directors of the Company has adopted, in compliance with Delaware Law, a resolution approving and adopting this Agreement and the transactions contemplated hereby and recommending approval and adoption of this Agreement and the transactions contemplated hereby by the Company Stockholders.

     SECTION 3.30.  Vote Required.

          The affirmative vote of the holders of a majority of the voting power attributable to the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Agreement.

     SECTION 3.31.  State Takeover Statutes; Certain Charter Provisions.

          The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt the Company, the Merger, this Agreement and the transactions contemplated hereby and thereby from Section 203 of DGCL. To the Knowledge of the Company, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger or this Agreement and the transactions contemplated hereby or thereby.

     SECTION 3.32.  Disclosure.

          No representations or warranties by the Company in this Agreement and no statement or information contained in the Schedules hereto prepared by or on behalf of Acquiror or any certificate furnished or to be furnished by the Company to Acquiror pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV


                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

          Acquiror represents and warrants to the Company as follows:

     SECTION 4.1.  Organization and Qualification.

          Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Acquiror has the requisite power and authority to own, lease and operate its Assets and properties and to carry on its business as it is now being conducted and to perform the terms of this Agreement and the transaction contemplated hereby. Acquiror is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have an Acquiror Material Adverse Effect.

     SECTION 4.2.  Certificate of Incorporation and Bylaws.

          Acquiror has heretofore delivered to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Acquiror, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     SECTION 4.3.  Capitalization.

          The authorized capital stock of Acquiror consists of: (a) ninety million (90,000,000) Acquiror Shares, of which, as of April 13, 1999, fifty-one million six hundred seventy seven thousand six hundred and five (51,677,605) shares are issued and outstanding; and (b) five million (5,000,000) shares of Preferred Stock, par value $0.01 per share, $7.40 liquidation preference, of which, as of April 13, 1999, one million four hundred eighty thousand seven hundred seventy (1,480,770) shares are issued and outstanding. Other than the Acquiror's 1997 Stock Option Plan which may be amended from time to time, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or other equity interests in Acquiror, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Acquiror. There are no outstanding obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding Acquiror

Shares have been, and the Acquiror Shares to be issued in the Merger will be, duly authorized and validly issued in accordance with applicable Laws and are and will be fully paid and nonassessable and not subject to preemptive rights. Except for shares reserved pursuant to the Acquiror's 1997 Stock Option Plan which may be amended from time to time, no shares of capital stock of Acquiror have been reserved for any purpose.

     SECTION 4.4.  Authority.

          Acquiror has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except as described in Section 8.2(d) and
                                                          --------------
8.2(e), the execution and delivery of this Agreement by Acquiror and the
------
consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 4.5.  No Conflict; Required Filings and Consents.

          (a) Except as required in Section 8.2(d) and 8.2(e), the execution and
                                    --------------     ------
delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror, (ii) conflict with or violate any Laws applicable to Acquiror or its Assets, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror is bound, or by which any of its Assets is subject.

          (b) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for (A) the filing and recordation of appropriate merger documents as required by the DGCL, and (B) pursuant to applicable requirements, if any, of the HSR Act and the Communications Act.

     SECTION 4.6.  Brokers.

          No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

     SECTION 4.7.  Reorganization Treatment.

          Neither Acquiror nor the Merger Sub has taken, agreed to take, or intends to take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.

     SECTION 4.8.  Disclosure.

          No representations or warranties by Acquiror in this Agreement and no statement or information contained in the Schedules hereto prepared by or on behalf of Acquiror or any certificate furnished or to be furnished by Acquiror to the Company pursuant to the provisions of this Agreement, or the most recent Acquiror's 10-K (and any proxy statements, annual reports or any other documents incorporated therein, if any) filed pursuant to the Exchange Act contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF ACQUIROR AND MERGER SUB

          Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

     SECTION 5.1.  Organization and Qualification.

          Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub has the requisite power and authority to own, lease and operate its Assets and properties and to carry on its business as it is now being conducted and to perform the terms of this Agreement and the transaction contemplated hereby. Merger Sub is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the failure to be so qualified an in good standing would reasonably be expected to cause an Acquiror Material Adverse Effect.

     SECTION 5.2.  Certificate of Incorporation and Bylaws.

          Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

     SECTION 5.3.  Authority.

          Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except as described in Section 8.2(d) and
                                                          --------------
8.2(e), the execution and delivery of this Agreement by Merger Sub and the
------
consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 5.4.  No Conflict; Required Filings and Consents.

          (a) Except as required in Section 8.2(d) and 8.2(e), the execution and
                                    --------------     ------
delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any Laws applicable to Merger Sub or its Assets, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub is bound, or by which any of its Assets is subject.

          (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for (A) the filing and recordation of appropriate merger documents as required by the DGCL, and (B) pursuant to applicable requirements, if any, of the HSR Act and the Communications Act.

                                   ARTICLE VI

                                   COVENANTS

     SECTION 6.1.  Affirmative Covenants of the Company.

          The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company shall (a) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable Laws; (b) preserve intact its business organization, maintain its rights and contracts, use its commercially reasonable efforts to retain the services of its principal officers and Key Employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; (c) keep its Assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained.

     SECTION 6.2.  Negative Covenants of the Company.

          Except (i) as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror (which consent, for purposes of Section
                                                                    -------
6.2(a) only, will not be unreasonably withheld) and (ii) with respect to matters
------
disclosed in Schedules to this Agreement which require continued performance pursuant to a contract existing as of the date of this Agreement (but not including any modification made after the date of this Agreement) or pursuant to Laws, from the date hereof until the Effective Time, the Company shall not do any of the following:

          (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee; (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing agreements of the Company in effect on the date of this Agreement) to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee other than a severance agreement entered into pursuant to a valid employment agreement listed on Schedule 3.12 or otherwise with the prior written consent of
                    -----------
Acquiror; (iii) establish, adopt, enter into or amend any ERISA Plan or other arrangement, except as may be required to comply with applicable Law; (iv) pay any benefit not provided for under any ERISA Plan or other arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or ERISA Plan or other arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any ERISA Plan or other arrangement or agreement or awards made thereunder),
(vi) take any action to fund or in any other way secure the payment of compensation or benefits under any agreement or (vii) promote or fire any director, officer or employee;

          (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock other than capital stock repurchased from departing employees in the ordinary course of business;

          (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any such securities or obligations, or any other securities thereof, other than (x) redemption and purchases from departing employees in the ordinary course of business or (y) stock acquired by the Company from current employees pursuant to historic Company practices in connection with the exercise of such employees' stock options; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock.

          (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury but excluding shares issuable upon the exercise of options outstanding on the date hereof in accordance with their terms as of the date hereof), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business);

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets, except for sales, dispositions or transfers in the ordinary course of business;

          (g) propose or adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

          (h) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes which would reasonably be expected to result in a Company Material Adverse Effect, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except in either case as may be required by Law, the Internal Revenue Service or generally accepted accounting principles.

          (i) make or agree to make any new capital expenditures which are not included in the Company's 1999 capital budget, a copy of which was furnished to Acquiror, to the extent that such new capital expenditures exceed in the aggregate $25,000;

          (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any agreement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other person other than travel and payroll advances made to employees in the ordinary course of business.

          (k) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payments, discharges or satisfactions, in the ordinary course of business which are materially in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statements or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company is a party;

          (l) waive, release or assign any rights or claims, or modify, amend or terminate any agreement to which the Company is a party;

          (m) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles or a Government Entity;

          (n) take any action or fail to take any action that would have a Company Material Adverse Effect prior to or after the Effective Time or a material adverse effect after the Effective Time, or that would adversely affect the ability of the Company prior to the Effective Time, or Acquiror or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of Government Entities required to consummate the transactions contemplated in this Agreement; or

          (o) authorize, or commit or agree to do any of the foregoing.

     SECTION 6.3.  Certain Tax Matters.

          From the date hereof until the Effective Time, the Company (a) will prepare and timely file with the relevant Taxing authority all Company Tax returns ("Post-Signing Returns") required to be filed, which Post-Signing
          --------------------
Returns shall be accurate in all material respects, (b) will timely pay all Taxes due and payable with respect to such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time, and (d) will promptly notify Acquiror of any action, suit, proceeding, claim or audit pending against or with respect to the Company in respect of any Taxes.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.1.  Registration Statement; Proxy Statement.

          (a) As promptly as practicable after the execution of this Agreement, Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the "Registration Statement"), containing a proxy statement/prospectus, in
-----------------------
connection with (i) the registration under the Securities Act of 1933, as amended (the "Securities Act") of the Acquiror Shares issuable pursuant to
              --------------
Section 2.1, (ii) the vote or consent of the Company Stockholders with respect
-----------
to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms delivered to the Company Stockholders, being the "Proxy Statement"), (iii) and the other
                                     ---------------
transactions contemplated by this Agreement. Acquiror agrees to provide the Company with an opportunity to review and comment on the Registration Statement and the Proxy Statement before filing. Acquiror agrees promptly to provide the Company with copies of all correspondence from and all responsive correspondence to the SEC regarding the Registration Statement and Proxy Statement. Acquiror agrees promptly to notify the Company of all stop orders or threatened stop orders of which it becomes aware with respect to the Registration Statement. Each of Acquiror and the Company will use all reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of Acquiror Shares in the Merger. Each of Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail or otherwise deliver the Proxy Statement to its stockholders, and the Company shall comply with the proxy solicitation rules and regulations under the DGCL in connection with the solicitation of such stockholders. The Proxy Statement shall include the recommendation of the Company's Board of Directors to the Company Stockholders to vote for or consent to the approval of this Agreement and the transactions contemplated hereby.

          (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the Company Stockholders in connection with securing the vote or consent of the Company Stockholders to consider the Merger shall not, at the date the Proxy Statement (or any amendment thereof or supplement hereto) is first delivered to stockholders, at the time the vote or consent is secured or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and
                                       ------------
regulations thereunder. The Company's liability pursuant to this Section shall not be reduced or diminished in any manner by the fact that a third party, including, but not limited to, Company's counsel, Company's banker, Acquiror, or Acquiror's counsel, assisted in the presentation of such information or statements in the Proxy Statement or Registration Statement, or any amendments or supplements thereto.

          (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement to be sent to the Company Stockholders in connection with securing the vote or consent shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first delivered to stockholders, at the time the vote or consent is secured or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (d) The Company and Acquiror each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities Laws) in any registration statement or proxy statement prepared by the Company or Acquiror pursuant to this Agreement; (ii) agrees to use its reasonable commercial efforts to obtain the written consent of any person retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; and (iii) agrees to cooperate, and to use its reasonable commercial efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities Laws in any such registration statement or proxy statement.

     SECTION 7.2.  Company Stockholder Approval.

          As promptly as practicable after the Registration Statement has become effective, the Company shall submit this Agreement and the transactions contemplated hereby to the Company Stockholders for approval and adoption as provided by the DGCL and its certificate of incorporation and bylaws. The Company shall use its best efforts to solicit and obtain the consent of the Company Stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company Stockholders shall be subject to review and approval by Acquiror and include information regarding the Company and Acquiror, the terms of the Merger and this Agreement and the recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

     SECTION 7.3.  Appropriate Action; Consents; Filings.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company and Acquiror shall use their reasonable commercial efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement, (ii) obtaining from any Government Entities any material Licenses required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company shall cooperate with each
                --------
other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

          (b) (i) The Company and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their reasonable commercial efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Schedules, as the case may be, or
(C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Company Material Adverse Effect from occurring prior to or after the Effective Time.

               (ii) In the event that either the Company or Acquiror shall fail to obtain any third party consent, approval or waiver described in subsection
(b)(i) above, such party shall use its reasonable commercial efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

          (c) From the date of this Agreement until the Effective Time, the Company and Acquiror shall promptly notify each other in writing of any pending or, to the Knowledge of the Company or Acquiror (or their respective subsidiaries), threatened action, proceeding or investigation by any Government Entity or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Capital Stock into Acquiror Shares pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company. The Company and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Government Entity vacated or reversed.

     SECTION 7.4.  Update Disclosure; Breaches.

          From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to its Disclosure Schedule of (i) any representation or warranty made by it in connection with this Agreement becoming untrue or inaccurate, (ii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which reasonably could be expected to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (iii) the failure of the Company, Acquiror or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which reasonably could be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, the
                                                    --------  -------
delivery of any notice pursuant to this Section 7.4 shall not cure any breach of
                                        -----------
any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice.

     SECTION 7.5.  Public Announcements.

          The Company shall not issue or approve any news releases or other public announcement concerning the transactions contemplated by this Agreement without the written prior approval of the Acquiror.

     SECTION 7.6.  Unaudited Financial Information.

          The Company will cause to be prepared and will furnish to Acquiror as promptly as possible an unaudited balance sheet of the Company as of the last day of each month ending after December 31, 1998 and the related unaudited statements of income of the Company for the one-month period then ended. The Company will ensure that such unaudited statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company, and present fairly the consolidated financial position of the Company and its results of operations and cash flows as of and for the respective dates and time periods in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, except as noted thereon and subject to the absence of footnotes and a statement of cash flows and normal and recurring year-end adjustments which are not expected to be material in amount.


     SECTION 7.7.  Access to Information.

          The Company has afforded and shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of the Company and as Acquiror may reasonably request. The Company agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 7.7 shall
                                                         -----------
affect or be deemed to modify any representation or warranty of the Company contained herein. In the event of the termination of this Agreement, Acquiror shall destroy or deliver to the Company all confidential documents, work papers and other materials, and all copies thereof, obtained by Acquiror from the Company as a result of this Agreement or in connection herewith, whether obtained before or after the execution and delivery of this Agreement.

     SECTION 7.8.  Confidentiality.

          Each of the parties hereto hereby agrees that any and all information or knowledge obtained pursuant to this Agreement, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby shall be subject to the confidentiality agreement dated January 15, 1999 (the "Confidentiality Agreement"), the terms of which are
                       -------------------------
incorporated herein by reference.

     SECTION 7.9.  No Solicitation.

          (a) Company shall not initiate or solicit or take any other action to promote, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or enter into discussions or furnish any information or negotiate with any person or entity or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its officers, employees, agents, representatives or directors to take any such action, and Company shall direct and instruct and use its reasonable efforts to cause its directors, officers, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by Company) not to take any such action, and Company shall promptly notify Acquiror if any such inquiries or proposals are received by Company or any of its officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and Company shall promptly inform Acquiror as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, and Company shall keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals; provided, however, that nothing contained in this Section
                    --------  -------                                 -------
7.9 shall prohibit the board of directors of the Company from furnishing
---
information to, or entering into discussions or negotiations with, or agreeing to or endorsing any Competing Transaction with, any person or entity that makes a bona fide proposal to acquire Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction (a "Bona Fide
                                                                      ---------
Proposal"), if, and only to the extent that, (A) the board of directors of the
--------
Company, after consultation with outside counsel, determines in good faith that such action is required for the board of directors of the Company to comply with its fiduciary duties to the Company Stockholders imposed by the DGCL, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, it provides written notice to Acquiror to the effect that Company is furnishing information to, or entering into discussions or negotiations with, such person or entity, (C) prior to furnishing such information to such person or entity, Company receives from such person or entity an executed confidentiality agreement with terms no less favorable to Company than those contained in the confidentiality agreement executed by Acquiror dated January 15, 1999 and (D) Company keeps Acquiror informed, on a current basis, of the status and content of any such discussions or negotiations.

          (b) For purposes of this Agreement, a "Competing Transaction" shall
                                                 ---------------------
mean any of the following involving Company (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the assets of Company, other than sales in the ordinary course of business, or issuance of twenty percent (20%) or more of the outstanding voting securities of Company in a single transaction or series of transactions; (iii) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of Company; (iv) any solicitation of proxies in opposition to approval by Company's stockholders of the Merger; or (v) any agreement to, or public announcement by Company or any other person of a proposal, plan or intention to do any of the foregoing.

     SECTION 7.10.  Employees.

          (a) Within thirty (30) days from the date hereof, Acquiror and Merger Sub shall notify the Company which employees will not be retained after the Effective Time. The Company shall, subject to the terms and conditions of this Agreement, use its reasonable efforts to encourage the employees of the Company to continue their employment and relationship with the Company following the Effective Time.

          (b) Immediately following the Closing, all employees of the Company that become employees of Acquiror or its subsidiaries ("Merger Employees") and their dependents and beneficiaries, as applicable, during such time as employment with the Acquiror and its affiliates is continued, shall be eligible to participate in the employee benefit plans of the Acquiror and its affiliates ("Merger Sub Benefit Plans") on the same terms and conditions as similarly situated employees of the Acquiror and its affiliates are eligible to participate therein but not subject to any preexisting condition exclusions. Merger Sub Benefit Plans shall recognize prior service of a Merger Employee with the Company to the extent recognized under the corresponding Company benefit plans prior to the Closing as service with the Acquiror and its affiliates for
(i) any Merger Sub Benefit Plan that is not an employee pension benefit plan for all purposes and (ii) any Merger Sub Benefit Plan that is an employee pension benefit plan, for all purposes other than benefit accrual. Except as provided above, the benefit coverage which Acquiror or its affiliates will provide to the Merger Employees under Merger Sub Benefit Plans shall commence immediately following the Closing.

          (c) As soon as practicable before Closing, but in no event less than one (1) day prior to Closing, Company shall adopt all corporate resolutions necessary to: (i) freeze participation and benefit accruals under the Company 401(k) Plan, effective no later than one (1) day prior to Closing; and (ii) terminate the Company 401(k) Plan, effective no later than one (1) day prior to Closing. As soon as practicable prior to Closing, Company shall contribute to each Plan all contributions, including but not limited to employee deferrals and related matching contributions, required or necessary under the terms of such Plan covering the benefits that have accrued as of Closing. Following the Closing, Acquiror and Merger Sub shall take all steps necessary to obtain a favorable determination letter with respect to the termination of the Company's 401(k) Plan. Distribution of all Company 401(k) Plan assets not otherwise distributable shall be made following receipt of such favorable determination letter, and the 401(k) Plan maintained by Acquiror or its affiliates shall accept such distributions from Merger Employees in the form of rollover contributions.

     SECTION 7.11.  Company Affiliate Agreements.

          The Company acknowledges and agrees that the Acquiror Shares issuable to affiliates of the Company (the "Company Affiliates") will be subject to Rule
                                   ------------------
145(d) of the rules and regulations of the SEC under the Securities Act. Accordingly, the Company agrees to use reasonable efforts to deliver or cause to delivered to Acquiror, on or prior to the Effective Time, from each of the Company Affiliates, a written agreement in form and substance reasonably satisfactory to Acquiror (each an "Affiliate Agreement"), which will, among
                                   -------------------
other things, contain (a) a covenant of each Company Affiliate to transfer his or her Acquiror Shares in accordance with Rule 145(d) of the Securities Act and any other applicable state and federal securities Laws, and (b) an appropriate legend to be placed on such Company Affiliate's stock certificate with respect to the foregoing restrictions.


                                  ARTICLE VIII

                               CLOSING CONDITIONS

     SECTION 8.1.  Conditions to Obligations of the Parties.

          The respective obligations of the parties hereto to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, which may be waived, in whole or in part, to the extent permitted by applicable
Law:

          (a) Stockholder Approval.  This Agreement and the Merger shall have
              --------------------
been approved and adopted by the requisite vote of the Company Stockholders.

          (b) No Order.  No Government Entity or federal or state court of
              --------
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that each of the parties shall use its reasonable
        --------  -------
best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted and provided further, that the failure to obtain a required consent or approval of a Government Entity (other than those specified in
Section 8.1(c) and Section 8.1(d)) shall not form the basis for an assertion
--------------     --------------
that this condition is not satisfied.

          (c) HSR Act.  The applicable waiting period with respect to the Merger
              -------
and the other transactions contemplated hereby, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

          (d) Certain Governmental Approvals.  All consents, waivers, approvals
              ------------------------------
and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror or the Company prior to consummation of the transactions contemplated in this Agreement (other than the filing of the Certificate of Merger in accordance with Delaware Law) shall have been obtained from and made with the FCC.

          (e) Effectiveness of the Registration Statement.  The Registration
              -------------------------------------------
Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Acquiror or the Company, threatened by the SEC. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Shares in exchange for Company Common Stock and to consummate the Merger.

          (f) Legal Proceedings.  No action or proceeding before any Government
              -----------------
Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the Merger or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by a party hereto.

     SECTION 8.2.  Additional Conditions to Obligations of Acquiror.

          The obligations of Acquiror and Merger Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained therein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate signed by the chief executive officer of the Company in the name of the Company to that effect with respect to the Company's representations and warranties.

          (b) Agreements and Covenants.  The agreements and covenants of the
              ------------------------
Company required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to that effect with respect to the Company's covenants.

          (c) No Company Material Adverse Change.  There shall have not occurred
              ----------------------------------
a material adverse change in the business, operations, financial condition, Assets or liabilities of the Company (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein by the Company), except changes contemplated by this Agreement.

          (d) Board Approval.  Acquiror and Merger Sub shall have obtained
              --------------
approval of this Agreement by the Boards of Directors of Acquiror and Merger Sub, respectively.

          (e) Lender Approval.  Acquiror shall have obtained approval of this
              ---------------
Agreement by the Majority Lenders as such term is defined in the First Amended and Restated Credit Agreement dated as of February 24, 1998 by and among Merger Sub, NationsBank, N.A., as a Lender and Administrative Lender, and the other Lenders party thereto, as further amended.

          (f) Required Consents.  The Company shall have delivered to Acquiror
              -----------------
at or before Closing all consents or notices necessary to be obtained or made by the Company in connection with the transactions contemplated by this Agreement.

          (g) Company Securities.  Other than 30,772,170 shares of Company
              ------------------
Common Stock and 122 options to purchase 1,936,500 shares of Company Stock, there shall be no other securities of the Company outstanding that are securities convertible into or exchangeable for Company Common Stock or any other equity securities of the Company and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other equity securities of the Company.

          (h) Accountant Letters.  Acquiror shall have received from the Company
              ------------------
"cold comfort" letters of Arthur Andersen LLP dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

          (i) Escrow Agreement.  Acquiror, Merger Sub, the Escrow Agent and the
              ----------------
Stockholders' Representative shall have entered into the Escrow Agreement at or before Closing.

          (j) Legal Opinion.  Acquiror shall have received an opinion from
              -------------
Sutherland, Asbill & Brennan, LLP, counsel to the Company, in form and substance reasonably satisfactory to Acquiror and its counsel.

          (k) Noncompetition Agreement.  Acquiror shall have entered into a
              ------------------------
Noncompetition Agreement duly executed by James H. Black, Jr. in form, scope and substance reasonably acceptable to Acquiror (the "Noncompetition Agreement").

          (l) Company Affiliate Agreements.  Acquiror shall have received an
              ----------------------------
executed Affiliate Agreement from each of the Company Affiliates.

          (m) Other Closing Documents.  The Company shall have executed and/or
              -----------------------
delivered to Acquiror such additional documents, certificates, opinions and agreements as Acquiror may reasonably request.

          (n)  [OMITTED]

          (o) Appraisal Rights.  The number of Dissenting Shares shall not be so
              ----------------
large that the Merger would fail to qualify as a reorganization within the meaning of Section 368 of the Code.

          (p)  [OMITTED]

          (q) Employees.  The employees identified on Schedule 8.2 shall have
              ---------                               ------------
agreed to become employees of ITC/\DeltaCom Communications, Inc. following the Effective Time and shall have executed a Confidentiality and Nonsolicitation Agreement, substantially in the form of Exhibit B hereto (the "Nondisclosure
                                        --------
Agreement").

          (r) Employee Loans.  All loans listed Schedule 3.2 items (a) and (b)
              --------------                    ------------
shall be paid in full.  With respect to the loan listed in Schedule 3.2 items
                                                           ------------
(c), such loan will be secured by Acquiror Shares subject to documentation reasonably acceptable to Acquiror.

     SECTION 8.3.  Additional Conditions to Obligations of the Company.

          The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the fulfillment at or prior to the Effective Time of the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable
Law:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). The Company shall have received a certificate signed on behalf of Acquiror by the chief executive officer of Acquiror to that effect.

          (b) Agreements and Covenants.  The agreements and covenants of
              ------------------------
Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company shall have received a certificate of the chief executive officer of Acquiror to that effect.

          (c) Required Consents.  The Acquiror and Merger Sub shall have
              -----------------
delivered to Company at or before Closing all consents or notices necessary to be obtained or made by Acquiror and Merger Sub, as the case may be, in connection with the transactions contemplated by this Agreement.

          (d) Escrow Agreement.  Acquiror, Merger Sub, the Escrow Agent and the
              ----------------
Stockholders' Representative shall have entered into the Escrow Agreement at or before Closing.

          (e) Legal Opinion.  Company shall have received an opinion from Hogan
              -------------
& Hartson L.L.P., counsel to the Acquiror and Merger Sub, in form and substance reasonably satisfactory to Company and its counsel.

          (f) Shareholder Approval.  Company shall have obtained approval of
              --------------------
this Agreement and the transactions contemplated hereunder by the Company Stockholders.

          (g) Amend 401(k) Plan.  Acquiror or its affiliate shall have amended
              -----------------
its 401(k) Plan so as to permit the transfer of the existing loans which certain Merger Employees have under the Company's 401(k) Plan.


                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1.  Termination.

          This Agreement may be terminated at any time prior to the Effective
Time:

          (a) by mutual written consent of Acquiror and the Company;

          (b) by Acquiror if (i) the Company shall have breached in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue in any material respect, in any such case such that the conditions precedent to the obligations of Acquiror to close specified in Section 8.2 will
                                                               -----------
not be satisfied and such breach has not been promptly cured within thirty (30) days following receipt by the Company of written notice of such breach or (ii) the closing price of the Acquiror Shares on Nasdaq is less than $11.50 as of the day immediately preceding the Effective Time (or if such date is not a Trading Day, the Trading Day immediately preceding such date);

          (c) by either the Company if either Acquiror or Merger Sub shall have breached in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue in any material respect, in any such case such that the conditions precedent to the obligation of the Company to close specified in Section 8.3, will not be satisfied and such breach has not been
             -----------
promptly cured within thirty (30) days following receipt by Acquiror of written notice of such breach;

          (d) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Government Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

          (e) by either Acquiror or the Company if the Effective Time has not occurred on or prior to June 30, 1999 (unless such date shall be extended by the mutual written consent of the parties); provided, that the right to terminate
                                        --------
this Agreement under this Section 9.1(e) shall not be available to any party
                          --------------
whose breach of representations, warranties, covenants or agreements contained in this Agreement has been the sole cause of, or resulted in, the failure of the Effective Time to occur by such date or the inability of such condition to be satisfied;

          (f) by Acquiror, if (i) the board of directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing;
(ii) the board of directors of the Company shall have recommended to the Company Stockholders (A) any merger, consolidation, share exchange, business combination, or other similar transaction, (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the assets of Company or issuance of twenty percent (20%) or more of the outstanding voting securities of Company in a single transaction or series of transactions; (C) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of Company; or (iii) Company shall have entered into any agreement, commitment or understanding regarding a Competing Transaction, or endorsed or publicly announced any proposal, plan or intention to enter into a Competing Transaction;

          (g) by Company, if the board of directors of the Company (i) fails to make or withdraws or modifies its recommendation referred to in Section 7.2 if
                                                                -----------
there exists at such time a tender offer or exchange offer or a Bona Fide Proposal or (ii) recommends to the Company Stockholders approval or acceptance of a Bona Fide Proposal, in each case only if the board of directors of the Company, after consultation with outside legal counsel, determines in good faith that such action is necessary for the board of directors of the Company to comply with its fiduciary duties to the Company Stockholders under the DGCL;

          (h) by the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the Company Stockholders at the Company Stockholders' meeting called to comply with Section 7.2; or
                                                    -----------

          (i) by Acquiror, within fourteen (14) days after the date of this Agreement, upon Acquiror's determination in its sole discretion, based on its due diligence investigation and review of the Company, that any development has occurred or information has been discovered that indicates a liability of the Company not disclosed on the Financial Statements or the Schedules to this Agreement which would reasonably be expected to exceed One Million Dollars ($1,000,000).

     SECTION 9.2.  Effect of Termination.

          If this Agreement is terminated pursuant to Section 9.1, this
                                                      -----------
Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except that the provisions of Sections 7.8, 9.5 and 11.11 shall not be extinguished but shall survive such
---------------------------
termination, and nothing herein shall relieve any party from liability for any breach hereof and each party shall be entitled to any remedies at Law or in equity for such breach.

     SECTION 9.3.  Amendment.

          This Agreement may not be amended except by an instrument in writing signed by the Company, Acquiror, Merger Sub and the Stockholders'
Representative.

     SECTION 9.4.  Waiver.

          At any time prior to the Effective Time, one party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement of the other party and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 9.5.  Expenses.

          (a)  Subject to subsection (b) of this Section 9.5 and Section 11.11,
                                                 -----------     -------------
whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transaction, contemplated hereby shall be paid by the party incurring such expense.

          (b)  If this Agreement is terminated pursuant to Section 9.1(f) or (g)
                                                           --------------    ---
then the Company shall promptly pay to Acquiror a termination fee of One Million Dollars ($1,000,000) for the reasonable fees and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE X

                     SURVIVAL OF REPRESENTATIONS; REMEDIES

     SECTION 10.1.  Survival of Representations.

          All representations, warranties, covenants, indemnities and other agreements made by any party to this Agreement herein, shall be deemed made on and as of the Effective Time as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other agreements shall survive for a period of twenty-four (24) months after the Effective Time. Notwithstanding anything herein to the contrary, any representation, warranty, covenant, agreement or indemnity which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive solely with respect to such claim until the final resolution thereof.

     SECTION 10.2.  Indemnification by the Company Stockholders.

          (a) Each Company Stockholder severally hereby agrees to indemnify, defend and hold Acquiror, the Surviving Corporation and their respective officers and directors, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act (all such persons hereinafter are referred to individually as an "Acquiror
                                                                  --------
Indemnified Person" and collectively as "Acquiror Indemnified Persons," but in
------------------                       ----------------------------
no event shall any stockholder of the Company be such an Acquiror Indemnified Person) harmless against all Losses resulting from, imposed upon or incurred by any Acquiror Indemnified Person, directly or indirectly, as a result of (i) any inaccuracy or breach of a representation or warranty of the Company given or made by the Company in this Agreement, in the certificate of merger or in the Exhibits or Schedules hereto or in any certificate or document delivered by or on behalf of the Company pursuant hereto, (ii) any failure by the Company to perform or comply with any covenant or agreement contained in this Agreement, in the certificate of merger or in the Exhibits or Schedules hereto or in any certificate or document delivered by or on behalf of the Company pursuant hereto, (iii) the matters set forth in Schedule 3.17 (Company's Litigation)
                                       -------------
hereto, (iv) the matters set forth in Schedule 3.19 (Taxes and Assessments)
                                      -------------
hereto, (v) the matters set forth in Schedule 3.23(b) (Compliance of Plan Terms)
                                     ----------------
or (vi) the failure of the customer to make payment in full within one hundred twenty days of the date the goods and services were delivered by the Company prior to the Effective Time or by Acquiror and its Subsidiaries following the Effective Time pursuant to the contract identified in Schedule 3.6(b), item E and F, and any obligations entered into after the Effective Time with such customer which were contemplated in the business plan of the Company dated January 26, 1999 delivered to Acquiror prior to the date hereof (the

"Contract Risk"). Notwithstanding anything in this Agreement to the contrary, the Company Stockholders shall not be responsible for indemnification with respect to (w) the first $100,000 of any Losses (other than for Identified Liabilities), (x) the first $60,000 of Losses incurred with respect to the matters set forth in Schedule 3.23(b), (y) the first $220,000 of any Losses
                     ----------------
incurred with respect to the matter set forth in Schedule 3.19(a), item A and
                                                 ----------------
(z) any Loss resulting from a breach of Section 3.8 hereof to the extent that
                                        -----------
the Company Stockholders are responsible for such Loss pursuant to clause (vi) of this Section 10.2. Any payment for indemnification under this Section 10.2
        ------------                                              ------------
shall be made from the Escrow Stock.

          (b) Anything to the contrary in this Agreement notwithstanding,

               (i) the maximum aggregate amount for which the Company Stockholders may be liable to the Acquiror Indemnified Persons or any other person pursuant to or in connection to this Agreement or the transactions contemplated hereby shall not exceed an amount equal to the Stockholder's Percentage multiplied by $5,000,000;

               (ii) the maximum amount for which any one Company Stockholder may be liable to the Acquiror Indemnified Persons or any other person pursuant to or in connection to this Agreement or the transactions contemplated hereby shall not, with respect to any Loss, exceed a percentage of such Loss determined by dividing the number of shares of Company Common Stock held by such Company Stockholder immediately prior to the Effective Time by the Total Converted Company Stock;

               (iii)subsequent to the Effective Time, the indemnification rights provided in this Section 10.2 shall be the sole and
                                            ------------
                    exclusive remedy available under contract, tort or any other legal theory to any Acquiror Indemnified Person or any other person with respect to any Loss incurred or sustained pursuant to or in connection with this Agreement or the transactions contemplated hereby; and the only source of indemnification or payment for or with respect to any such Loss shall be recourse to the Escrow Stock.

          (c) Any payment to be made to an Acquiror Indemnified Person from Escrow Stock shall be made by delivering to the Acquiror Indemnified Persons such number of shares of the Escrow Stock as shall equal the amount of the Loss or Losses for which indemnification or payment is being made. Any payment to be made to an Acquiror Indemnified person by a Company Stockholder under Section
                                                                      -------
10.2 may be made in cash or, in whole or in part, in Acquiror Shares, having a
----
value per share equal to the average daily price thereof on the NASDAQ for the five (5) consecutive Trading Days preceding the date of such payment.

          (d) In the event that an Acquiror Indemnified Person receives payment with respect to a Loss pursuant to this Section 10.2, and such Acquiror
                                        ------------
Indemnified Person subsequently recovers the amount of such Loss from a third party then such Acquiror Indemnified Person shall pay such recovery to the Company Stockholders as soon as reasonably practicable.


     SECTION 10.3.  Third Party Claims.

          The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this Article X, resulting from any
                                              ---------
Third Party Claim shall be subject to the following terms and conditions:

          (a) The party seeking indemnification (the "Indemnified Party") must
                                                      -----------------
give the other party (the "Indemnifying Party"), notice of any Third Party Claim
                           ------------------
which is asserted against, resulting to, imposed upon or incurred by the Indemnified Party and which may give rise to liability of the Indemnifying Party pursuant to this Article X, stating (to the extent known or reasonably
                 ---------
anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the
         --------
rights of the Indemnified Party hereunder except to the extent (i) that the Indemnifying Party shall have suffered actual damage by reason of such failure, or (ii) such failure or delay materially adversely affects the ability of the Indemnifying Party to defend, settle or compromise such Third Party Claim.

          (b) Subject to Section 10.3(c) below, if the Indemnifying Party
                         ---------------
assumes responsibility for Losses arising out of such Third Party Claim, then the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Third Party Claim at the Indemnifying Party's risk and expense.

          (c) In the event that (i) the Indemnifying Party shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Indemnified Party of any such Third Party Claim, the Indemnifying Party shall fail to undertake to defend such Third Party Claim, (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, or (iv) there is a reasonable probability that the amount of Losses asserted under such Third Party Claim may exceed the Indemnifying Party's obligations under this Article X, then the Indemnified Party (upon further
                       ---------
written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party. In the event that the Indemnified Party undertakes the defense of a Third Party Claim under this Section 10.3(c), the Indemnifying
                                              ---------------
Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

          (d) Anything in this Section 10.3 to the contrary notwithstanding, (i)
                               ------------
neither Party shall, without the other party's written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim in form and substance satisfactory to the Indemnified Party; (ii) in the event that a party hereto undertakes defense of such Third Party Claim in accordance with this Section 10.3, the other parties, by counsel or other
                     ------------
representative of their own choosing and at their sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and each party and its counsel and other representatives shall cooperate with the other party and its counsel and representatives in connection therewith; and
(iii) the party that undertakes the defense of such Third Party Claim in accordance with this Section 10.3 shall have an obligation to keep the other
                     ------------
parties informed of the status of the defense of such Third Party Claim and furnish the other parties with all documents, instruments and information that the other parties shall reasonably request in connection therewith; provided,
                                                                    --------
however, Acquiror shall have the absolute right to settle or compromise any
-------
Sales Tax Matter relating to sales previously made to the customer identified in item E and F of Schedule 3.6(b) after the eighteenth month from the date hereof.
                ---------------

          (e) Anything in this Section 10.3 to the contrary notwithstanding, the
                               ------------
Stockholder's Representative on behalf of the Company Common Stockholders shall be permitted to negotiate, settle or compromise or otherwise dispose of any Third Party Claim that relates to an Identified Liability (other than the Sales Tax Matter relating to sales previously made to the customer identified in item E and F of Schedule 3.6(b) after the eighteenth month from the date hereof);
           ---------------
provided, however, the Losses for all such matters do not exceed the fair market
--------  -------
value of the Escrow Stock then held by the Escrow Agent. The reasonable expenses necessary to settle the Third Party Claims and Identified Liabilities which are incurred after the Effective Time shall include the reasonable expenses of the Stockholder's Representative and his or her accountant and legal counsel in resolving such claims, which such expenses shall initially be paid by the Surviving Corporation and then reimbursed to the Surviving Corporation by the Escrow Agent from the Escrow Stock.

          (f) The parties acknowledge the existence of certain potential liabilities relating to the Sales Tax Matters. The parties further agree that Acquiror shall have the absolute right to resolve such issues with the respective customer and/or governmental entities relating to sales previously made to the customer identified in item E and F of Schedule 3.6(b) after the
                                                   ---------------
eighteenth month from the date hereof and that Acquiror shall be entitled to indemnification with respect to any Losses resulting from or arising out of the foregoing.

     SECTION 10.4.  [OMITTED]


     SECTION 10.5.  Subrogation

          Each Company Stockholder hereby irrevocably waives any and all rights to recourse against Company with respect to any representation, warranty, indemnity or other agreement or action made or taken by or pursuant to this Agreement. No Company Stockholder shall be entitled to any contribution from, subrogation to or recovery against the Company with respect to any liability of such Company Stockholder that may arise under or pursuant to this Agreement or the transactions contemplated hereby.

     SECTION 10.6.  Remedies Cumulative

          Subject to the limitations and qualifications set forth in this
Article X, the remedies provided herein shall be cumulative and shall not
---------
preclude the assertion by the parties hereto of any other rights or the seeking of any other remedies against the other parties, or their respective successors or assigns.


                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.1.  Notices.

          All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

          (a)  If to Acquiror:

               ITC/\DeltaCom, Inc.
               1241 O.G. Skinner Drive
               West Point, Georgia 31833
               Telecopier No.:  (706) 645-8989
               Attention:  Mr. Douglas A. Shumate

               With a copy (which shall not constitute notice) to:

               ITC/\DeltaCom, Inc.
               700 Boulevard South
               Suite 101
               Huntsville, Alabama 35802
               Telecopier No.:  (256) 650-3936
               Attention:  J. Thomas Mullis, Esq.
                           General Counsel



               With a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               8300 Greensboro Drive
               Suite 1100
               McLean, Virginia  22102
               Telecopier No.:  (703) 610-6200
               Attention:  Richard K.A. Becker, Esq.

          (b)  If to the Company:

               AvData Systems, Inc.
               55 Marietta Street
               Atlanta, Georgia 30303
               Telecopier No.:  (404) 479-4501
               Attention:  James H. Black, Jr.

               With a copy (which shall not constitute notice) to:

               Sutherland, Asbill & Brennan L.L.P.
               999 Peachtree Street, NE
               Atlanta, Georgia  30309
               Telecopier No.:  (404)  853-8806
               Attention:  Charles D. Ganz, Esq.

          (c)  If to the Stockholders' Representative:

               Kenneth F. Leddick
               6085 Barfield Road, Suite 122
               Atlanta, GA 30328
               Telecopier No.:  (404) 257-3341

          Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     SECTION 11.2.  Certain Definitions.

          For purposes of this Agreement, the term:

            (a)  "Acquiror Material Adverse Effect" means any material adverse
                  --------------------------------
effect on the Assets or the business, financial condition or results of operations of Acquiror.

            (b)  "affiliate" means a person that directly or indirectly, through
                  ---------
one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

            (c)  "Assets" shall mean the assets, rights and properties, whether
                  ------
owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of an entity.

            (d)  "business day" shall mean any day other than a day on which
                  ------------
banks in the City of New York are authorized or obligated to be closed.

            (e)  "Communications Act" shall mean the Communications Act of 1934,
                  ------------------
as amended, and all Laws promulgated pursuant thereto or in connection therewith.

            (f)  "Company Material Adverse Effect" means any material adverse
                  -------------------------------
effect on the Assets or the business, financial condition or results of operations of the Company.

            (g)  "Company Software" means the software developed by employees,
                  ----------------
consultants, and independent contractors of the Company which is provided by the Company to the Company's customers and/or is for the Company's internal use, including any documentation relating to such software.

            (h)  "Company Stockholders" means the holders of Company Common
                  --------------------
Stock.

            (i)  "control" (including the terms "controlled by" and "under
                  -------                        -------------       -----
common control with") means the possession, directly or indirectly or as trustee
-------------------
or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

            (j)  "Encumbrances" means mortgages, liens, pledges, encumbrances,
                  ------------
security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, restrictions, charges, contract rights, claims or equity of any kind.

            (k)  "FCC" means the United States Federal Communications Commission
                  ---
and its successors.

            (l)  "Government Entity" means any United States or other national,
                  -----------------
state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

            (m)  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
                  -------
Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

            (n)  "Identified Liabilities" means, collectively, (i) the state
                  ----------------------
sales and use taxes identified on Schedule 3.19, item I (the "Sales Tax
                                  -------------
Matter"), (ii) the matters identified on Schedule 3.23(b), and (iii) and the
                                         ----------------
Contract Risk.

            (o)  "Intellectual Property" means all inventions, improvements
                  ---------------------
thereto, patents, patent applications, patent disclosures, trademarks, service marks, trade dress, logos, trade names, and corporate names, domain names, copyrights, maskworks, moral rights, know-how, computer software, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, business and marketing plans and proposals, and general intangibles of a like nature, trade secrets, licenses, and rights and filings with respect to the foregoing, and all reissues, extensions and renewals thereof of the Company.

            (p)  "Knowledge" of any person (including references to the best of
                  ---------
any person's knowledge) shall refer to actual knowledge of such person at the time of determination, or the knowledge which such person, in the normal exercise of his relevant functions and duties, would reasonably be expected to have, and, with respect to any corporation, shall mean only such actual knowledge possessed at such time by the Chairman, the President, the chief financial officer and any other executive officer, or director level employee, or the knowledge which such person, in the normal exercise of his relevant functions and duties, would reasonably be expected to have.

            (q)  "Laws" means all foreign, federal, state and local Laws,
                  ----
statutes, regulations and rules applicable to the specified person or entity, and all resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities.

            (r)  "Licenses" means any franchise, grant, authorization, license,
                  --------
tariff, permit, exemption, consent, certificate, approval or order of any Government Entity.

            (s)  "Losses" means all demands, losses, claims, actions or causes
                  ------
of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

            (t)  "person" means an individual, corporation, partnership,
                  ------
association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

            (u)  "SEC" means the United States Securities and Exchange
                  ---
Commission.

            (v)  "Stockholders' Percentage" means a fraction, the numerator of
                  ------------------------
which shall be the number of shares of Company Common Stock (other than treasury stock) issued and outstanding immediately prior to the Effective Time and the denominator of which shall be the Total Converted Company Stock.

            (w)  "Subsidiary" means any corporation, partnership, joint venture
                  ----------
or other legal entity of which such person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

            (x)  "Taxes" shall mean all federal, state, local and foreign taxes
                  -----
(including income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings or other similar charges of every kind, character or description imposed by any governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

            (y)  "Third Party Claim" means any claim or other assertion of
                  -----------------
liability by any third party.

     SECTION 11.3.  Headings.

          The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.4.  Severability.

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 11.5.  Entire Agreement.

          This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto), together with the Confidentiality

Agreement, constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 11.6.  Specific Performance.

          The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

     SECTION 11.7.  Assignment.

          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, however, that Acquiror and Merger Sub shall have the right to assign
--------  -------
this Agreement without the prior written consent of the Company to a direct or indirect subsidiary of Acquiror, but no such assignment shall relieve Acquiror or Merger Sub, as the case may be, of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 11.8.  Third Party Beneficiaries.

          This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.9.  Governing Law.

          This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 11.10.  Counterparts.

          This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 11.11.  Fees and Expenses.

          Except as otherwise provided for in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein, but in no event shall such fees and expenses (including without limitation the fees and expenses described in Schedule 3.26) incurred by
                                                      -------------
or on behalf of the Company exceed $500,000.

          IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT AND PLAN OF MERGER to be executed and delivered as of the date first written above.

                                    ITC/\DELTACOM, INC.



                                    By: /s/ Andrew M. Walker
                                        -----------------------------
                                          Andrew M. Walker,
                                          Vice Chairman and Chief
                                          Executive Officer


                                    INTERSTATE FIBERNET, INC.



                                    By: /s/ Andrew M. Walker
                                        -----------------------------
                                          Andrew M. Walker,
                                          Director and Chief Executive
                                          Officer


                                    AVDATA SYSTEMS, INC.



                                    By: /s/ James H. Black, Jr.
                                        -----------------------------
                                          James H. Black, Jr.,
                                          Chief Executive Officer




          The undersigned hereby acknowledges his appointment as the Stockholders' Representative and his willingness to fulfill the duties of the Stockholders' Representative as contemplated by this Agreement.



                                        /s/ Kenneth F. Leddick
                                        -----------------------------
                                          Kenneth F. Leddick